                                                                      EXHIBIT 21

                         GUNDLE/SLT ENVIRONMENTAL, INC.

                              LIST OF SUBSIDIARIES

                                                              JURISDICTION OF          EFFECTIVE
                        ENTITY NAME                            INCORPORATION           OWNERSHIP
                        -----------                           ---------------          ---------
GSE Lining Technology, Inc. ................................  Delaware                   100%
GSE Lining Technology GmbH..................................  Germany                    100%
Gundle GmbH.................................................  Germany                    100%
Geoplastics GmbH............................................  Germany                    100%
GSE Lining Technology Pty. Ltd. ............................  Australia                  100%
GSE Lining Technology Pte. Ltd. ............................  Singapore                  100%
GSE Lining Technology Ltd. .................................  United Kingdom             100%
GSE U.K. Ltd. ..............................................  United Kingdom             100%
Gundle Environment Ltd. ....................................  United Kingdom             100%
SGS Geosystems Limited......................................  United Kingdom             100%
SGS Holdings Limited........................................  United Kingdom             100%
GSE Clay Lining Technology Co. .............................  South Dakota               100%
GSE International, Inc. ....................................  Delaware                   100%
GSE Foreign Sales, Ltd. ....................................  Barbados                   100%
GSE Gulf Offshore Limited ..................................  British Virgin Islands      41%
Hyma/GSE Lining Technology Co. .............................  Arab Republic of Egypt   50.01%
Hyma/GSE Manufacturing Co. .................................  Arab Republic of Egypt   50.01%